SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Diversified Equity Trust - Class A Shares
Fiscal period ending:  February 28, 1998
Inception date (if less than 10 years of performance): 7/1/94


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)       n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    N/A       $1,000

ERV  =    Ending Redeemable Value       $1,204    N/A
$1,914

T    =    Average Annual Total Return   20.42%    N/A
19.40%*

          *Life of fund, if less than 10 years




Fund name: Putnam Diversified Equity Trust - Class B Shares
Fiscal period ending:  February 28, 1998
Inception date (if less than 10 years of performance): 7/1/94


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)       n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    N/A       $1,000

ERV  =    Ending Redeemable Value       $1,220    N/A
$1,961

T    =    Average Annual Total Return   21.98%    N/A
20.20%*

          *Life of fund, if less than 10 years



Fund name: Putnam Diversified Equity Trust - Class M Shares
Fiscal period ending:  February 28, 1998
Inception date (if less than 10 years of performance): 7/3/95


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)       n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    N/A       $1,000

ERV  =    Ending Redeemable Value       $1,229    N/A
$1,939

T    =    Average Annual Total Return   22.88%    N/A
19.83%*

          *Life of fund, if less than 10 years